GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


================================================================================
FOR THIS TYPE                                      GIVE THE
OF ACCOUNT:                                        IDENTIFICATION
                                                   NUMBER OF --
================================================================================
1.  An individual's account.                       The individual

2.  Two or more individuals                        The actual owner of
    (joint account)                                the account or, if
                                                   combined funds, any
                                                   one of the individuals(1)

3.  Husband and wife (joint                        The actual owner of
    account)                                       the account or, if joint
                                                   funds, either  person(1)

4.  Custodian account of a minor                   The minor (2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint                         The adult or, if the minor
    account)                                       is the only contributor,
                                                   the minor(1)

6.  Account in the name of                         The ward, minor, or
    guardian or committee for a                    incompetent person(3)
    designated ward, minor, or
    incompetent person

7.  (a) The usual revocable                        The grantor-trustee(1)
    savings trust account                          (grantor is also trustee)

    (b) So-called trust account                    The actual owner(1)
                                                   that is not a legal or
                                                   valid trust under State law

8.  Sole proprietorship account                    The owner(4)
================================================================================

================================================================================
FOR THIS TYPE                                      GIVE THE
OF ACCOUNT:                                        IDENTIFICATION
                                                   NUMBER OF --
================================================================================
9.  A valid trust, estate, or                      The legal entity (Do
    pension trust                                  not furnish the
                                                   identifying number of
                                                   the personal
                                                   representative or trustee
                                                   unless the legal entity
                                                   itself is not designated in
                                                   the account title.)(5)

10. Corporate account                              The corporation

11. Religious, charitable, or                      The organization
    educational organization
    account

12. Partnership account held in                    The partnership
    the name of the business

13. Association, club, or other                    The organization
    tax-exempt organization

14. A broker or registered                         The broker or nominee
    nominee

15. Account with the                               The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State or
    local government, school
    district, or prison) that
    receives agricultural
    program payments
================================================================================
(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

*        A corporation.

*        A financial institution.

* An organization exempt from tax under section 501(a), or an individual retirement plan.

*        The United States or any agency or instrumentality thereof.

* A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

* A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

*        An  international   organization  or  any  agency,  or  instrumentality
         thereof.

*        A registered dealer in securities or commodities registered in the U.S.
         or a possession of the U.S.

*        A real estate investment trust.

*        A common trust fund operated by a bank under section 584(a).

* An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

* An entity registered at all times under the Investment Company Act of 1940.

*        A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

*        Payments to nonresident  aliens  subject to  withholding  under section
         1441.

*        Payments to partnerships not engaged in a trade or business in the U.S.
         and which have at least one nonresident partner.

* Payments of patronage dividends where the amount received is not paid in money.

*        Payments made by certain foreign organizations.

*        Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

*  Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

* Payments of tax-exempt interest (including exempt interest dividends under section 852).

*        Payments described in section 6049(b)(5) to nonresident aliens.

*        Payments on tax-free covenant bonds under section 1451.

*        Payments made by foreign organizations.

*        Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE